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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 17, 2004 (except with respect to the matters discussed in Note J, as to which the date is June 30, 2004), accompanying the financial statements of Spectrum Field Services, Inc. as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in this Current Report of Atlas Pipeline Partners, L.P. on Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statement of Atlas Pipeline Partners, L.P. on Form S-3 (File No. 333-113523).

                                                   /s/ GRANT THORNTON LLP

Tulsa, Oklahoma
July 9, 2004